UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2015

WESTERN REFINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32721	20-3472415
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 West Mills Avenue, Suite 200

El Paso, Texas 79901

(Address of principal executive office) (Zip Code)

(915) 534-1400

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Contribution Agreement

On October 30, 2015, Western Refining, Inc. (the “Western”) entered into a Contribution, Conveyance and Assumption Agreement, dated October 30, 2015 (the “Contribution Agreement”), by and among Western, Western Refining Southwest, Inc., a wholly-owned subsidiary of Western (“WRSW”), Western Refining Logistics, LP (the “Partnership”) and Western Refining Logistics GP, LLC, the general partner of the Partnership (the “General Partner”). Pursuant to the terms of the Contribution Agreement, Western sold to the Partnership its 375-mile segment of the TexNew Mex pipeline (such segment, the “Contributed TexNew Mex Pipeline”), an 80,000 barrel crude oil storage tank located in Star Lake, New Mexico, and certain other related assets (collectively, the “Contributed Assets”), in exchange for consideration comprised of $170 million in cash, the issuance of 421,031 common units representing limited partner interests in the Partnership and the issuance of 80,000 units of a newly created class of limited partner interests in the Partnership, referred to as the “TexNew Mex Units” (the transactions contemplated by the Contribution Agreement and the Amendment to the Pipeline Agreement (as defined below), the “Transaction”).

The transactions contemplated by the Contribution Agreement were consummated on October 30, 2015. The Contribution Agreement contains customary representations and warranties regarding the assets of WRSW and the Transaction, as well as customary indemnity provisions. The parties have agreed to indemnify each other with respect to breaches of their respective representations, warranties and covenants set forth in the Contribution Agreement. In addition, the Partnership has agreed, subject to certain exceptions, to assume the liabilities arising from the ownership and operation of the Contributed Assets and has agreed to indemnify Western with respect to such assumed liabilities.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Contribution Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated in this Item 1.01 by reference.

Amendment to the Pipeline Agreement

In connection with the Transaction, on October 30, 2015, Western’s wholly owned subsidiaries, Western Refining Company, L.P. (“WRC”) and WRSW entered into Amendment No. 1 to the Pipeline and Gathering Services Agreement, dated as of October 16, 2013, with the Partnership’s wholly-owned subsidiary, Western Refining Pipeline, LLC (“WRP”) (the “Amendment to the Pipeline Agreement”). Among other things, the Amendment to the Pipeline Agreement amends the scope of the existing agreement to include the provision of storage services and a minimum volume commitment of approximately 80,000 barrels of storage at the Star Lake storage tank. In this Amendment to the Pipeline Agreement, WRSW and WRC also agreed to provide a minimum volume commitment of 13,000 barrels per day (bpd) of crude oil on the Contributed TexNew Mex Pipeline for 10 years from the date of the Amendment to the Pipeline Agreement.

With respect to the provision of the Contributed TexNew Mex Pipeline transportation services, which will be provided pursuant to the terms of a FERC tariff, the Partnership will invoice Western for fees owed on a monthly basis. If the actual invoice amount is less than the minimum fee due for such month based on the volume commitments described above, the Partnership will invoice that amount to Western as a “shortfall.” The amount of any shortfall payment paid by Western for Contributed TexNew Mex Pipeline transportation services will be credited against any amounts owed by Western for the transportation of volumes in excess of the volumes underlying the minimum monthly fee for Contributed TexNew Mex Pipeline transportation services during any of the succeeding twelve months. Following such twelve-month period, any remaining portion of that shortfall credit will expire.

The foregoing description of the Amendment to the Pipeline Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Relationships

Each of the Partnership, the General Partner, WRP, WRC and WRSW is a direct or indirect subsidiary or affiliate of Western. As a result, certain individuals, including officers and directors of Western and the General Partner, serve as officers and/or directors of more than one of such other entities. Western owns through its wholly-owned subsidiary, WRSW, 8,579,623 common units (including the 421,031 common units issued to WRSW in connection with the closing of the Transaction) representing limited partner interests of the Partnership and 22,811,000 of the subordinated units representing limited partner interests in the Partnership. As a result of the Transaction, Western also owns through its wholly-owned subsidiary, WRSW, 80,000 TexNew Mex Units. In addition, the General Partner owns a non-economic general partner interest in the Partnership.

Item 2.01	Completion of Acquisition or Disposition of Assets.

To the extent required, the information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. A copy of the Contribution Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On November 2, 2015, Western and the Partnership issued a joint press release announcing the consummation of the Transaction, including entry into the Amendment to the Pipeline Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Contribution, Conveyance and Assumption Agreement, dated October 30, 2015, by and among Western Refining, Inc., Western Refining Southwest, Inc., Western Refining Logistics GP, LLC and Western Refining Logistics, LP.

10.1†	Amendment No. 1 to the Pipeline and Gathering Services Agreement, dated October 30, 2015, by and among Western Refining Company, L.P., Western Refining Southwest, Inc. and Western Refining Pipeline, LLC.

99.1	Joint Press Release of Western Refining, Inc. and Western Refining Logistics, LP issued November 2, 2015.

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.
†	Confidential status has been requested for certain portions thereof pursuant to a Confidential Treatment Request filed November 2, 2015. Such provisions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN REFINING, INC.

Dated: November 2, 2015	By:	/s/ Gary R. Dalke
	Name:	Gary R. Dalke
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Contribution, Conveyance and Assumption Agreement, dated October 30, 2015, by and among Western Refining, Inc., Western Refining Southwest, Inc., Western Refining Logistics GP, LLC and Western Refining Logistics, LP.

10.1†	Amendment No. 1 to the Pipeline and Gathering Services Agreement, dated October 30, 2015, by and among Western Refining Company, L.P., Western Refining Southwest, Inc. and Western Refining Pipeline, LLC.

99.1	Joint Press Release of Western Refining, Inc. and Western Refining Logistics, LP issued November 2, 2015.

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.
†	Confidential status has been requested for certain portions thereof pursuant to a Confidential Treatment Request filed November 2, 2015. Such provisions have been filed separately with the Securities and Exchange Commission.